UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
PostRock Energy Corporation
(Exact name of registrant as specified in its charter)

Delaware	27-0981065
(State of incorporation or organization)	(I.R.S. Employer I.D. No.)

210 Park Avenue, Suite 2750
Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be so registered	each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC
     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
     Securities Act registration statement file number to which this form relates: N/A.
     Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the common stock, par value $0.01 per share, of PostRock Energy Corporation (the “Company”) is set forth under the caption “Description of PostRock Capital Stock” in the joint proxy statement/prospectus filed by the Company with the Securities and Exchange Commission on February 8, 2010, which description is incorporated herein by reference.
Item 2. Exhibits.
     Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

POSTROCK ENERGY CORPORATION (Registrant)
Date: February 18, 2010	By:	/s/ David C. Lawler
David C. Lawler
President and Chief Executive Officer